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                                                                    Exhibit 16.1

                       [ARTHUR ANDERSEN LLP LETTERHEAD]



                                               June 12, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

     The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read paragraph(s) two and three of Item 4 included in the Form 8-K dated June 6, 2002 of TIMCO Aviation Services, Inc. filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


                                         Very truly yours,


                                         Arthur Andersen LLP

cc:  Mr. Robert Campbell
     CFO
     TIMCO Aviation Services, Inc.